Exhibit 10.12

                                 PREFERRED LIFE
                          Insurance Company of New York
                        152 West 57th Street, 18TH Floor
                            New York, New York, 10019

                              REINSURANCE AGREEMENT

                                     between

                  PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

                               New York, New York

                  (hereinafter referred to as "Preferred Life")

                                       and

                              MDLI HEALTHCARE, INC.

                         FOR POINT OF SERVICE ENROLLEES

                               Melville, New York

                       (hereinafter referred to as "Plan")

                             January 1, 1999 RENEWAL

                       REINSURANCE POLICY NUMBER 17055-037

                                                    Tax I.D.  #_________________

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                                TABLE OF CONTENTS

TITLE                                                       ARTICLE

Reinsurance Coverage

Definitions                                                    I

Schedule of Reinsurance                                        II

Premium Payment                                               III

Notice of Claims and Reimbursement                             IV

Reports, Records and Audits                                    V

Arbitration                                                    VI

Insolvency/Cessation of Operations                            VII

Limitations of Reinsurance Coverage                           VIII

Effective Date, Duration and Termination                       IX

General Provisions                                             X

Document Execution

Endorsements:

Continuation of Benefits                                       1

Out of Area Conversion Provision                               2

                              Reinsurance Coverage

It is hereby agreed that in consideration of the promises, terms, and conditions contained in this Reinsurance Agreement, Plan shall cede to, and Preferred Life shall reinsure, the portion specified herein of the Membership Service Agreements issued by the Plan.

                                   ARTICLE I

                                   Definitions

      A. "Acute Care Services" shall mean those services which are necessary to the care and treatment of an unstable medical condition caused by the onset of an illness or injury which places the patient's health in severe jeopardy and requires immediate medical attention.

            Acute Care Services do not include health care or other services which are for custodial care or services which assist in or are intended to improve the usual activities of daily living.

      B. "Approved Fixed Procedural Fee Hospital" shall mean a hospital with fixed per diems or fixed case rates which have been reviewed and approved by Allianz Life prior to any service being rendered. This does not include any discounted fee-for-service arrangements, nor does it include per diems or case rates which revert to a discount off actual charges for fee-for-service once an outlier or stop-loss threshold has been reached.

      C. "Contract Year" shall mean the twelve (12) month period which begins on the Effective Date of this Reinsurance Agreement, or any anniversary of the Effective Date.

      D. "Deductible" shall mean the deductible amount shown in the Schedule of Reinsurance. The Deductible will be applied to any Loss of as follows:

            1. If the Loss consists of Eligible Hospital Services or Eligible Medical Services incurred during a period of continuous, uninterrupted confinement at one or more facilities, charges from each facility will be applied to the Deductible in an amount equal to the proportion of that facility's Services to total Eligible Hospital Services or Eligible Medical Services.

      E. "Eligible Hospital Services" shall mean those Acute Care Services for Members who require Acute Care while registered bed patients, which are generally and customarily provided by the Plan's participating hospitals or other specialized institutions within the Service Area of the Plan and which are prescribed, directed, or authorized by or on behalf of the Plan. Eligible Hospital Services shall mean the lesser of:

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            1.    The amount of the Plan's fee schedule; or

            2.    The amount of the Reasonable and Customary charges;

            but in any event, Eligible Hospital Services shall be limited to an average of $2,000 per day of each period of continuous hospital confinement. Operating room charges are Eligible Hospital Services, but are excluded from the calculation of the average daily limit. Eligible Hospital Services shall also include Referral Services and outpatient facility charges."

      F. "Eligible Medical Services" shall mean those services performed by health care professional and paramedical personnel including medical, surgical, diagnostic, therapeutic, and preventive services which are generally and customarily performed, prescribed, or directed by or on behalf of the Plan. Eligible Medical Services shall mean the lesser of:

            1.    The amount of the Plan's fee schedule; or

            2.    The amount of the Reasonable and Customary charges;

                  Eligible Medical Services shall also include Referral Services

      G. "Loss" shall mean only such eligible amounts as are incurred during the Contract Year, or under the previous year's "carry forward" provision for treatment and services rendered to a Member while this Reinsurance Agreement is in effect and provided such treatment and services are covered by the Membership Service Agreement. The word "Loss" shall not include:

            1. Compensation paid to salaried officers or employees of the Plan or any other overhead expenses;

            2. Any amount paid by the Plan for punitive or exemplary damages, or compensatory damages awarded to any Member arising out of the conduct of the Plan in the investigation, trial, or settlement of any claims or failure to pay or delay in payment of benefits under its Membership Service Agreement; or

            3. Any Statutory penalty imposed upon the Plan on account of any unfair trade practice or any unfair claims practice.

      H. "Member" shall mean any person or family dependent enrolled and eligible to receive services under a Membership Service Agreement.

      I. "Membership Service Agreements" shall mean those contractual agreements to provide services to Members of the Plan which are approved by the State of New York and are for those Members for who Plan has requested reinsurance coverage from Preferred Life. Under those Membership Service Agreements only the following products serviced by the Plan will be reinsured under this Agreement:


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            1.    Point of Service

            Applicable Membership Service Agreements shall be incorporated by reference.

      J. "Prior Approved Transplant Reimbursement Schedule" shall mean a reimbursement schedule for a specific transplant procedure that is approved, in writing, by Preferred Life prior to the transplant admission. Instructions for obtaining prior approval are available from Preferred Life upon request."

      K. "Reasonable and Customary" shall mean the cost of services that are generally incurred for cases of comparable nature and severity in the geographical area involved.

      L. "Referral Services" shall mean those Acute Care Services provided to a Member by a non-participating hospital which, due to the specialized nature of the service or facility required, cannot be provided by the Plan's participating hospitals. Referral Services shall be considered Eligible Hospital Services or Eligible Medical Services if such services are specifically authorized by the Plan. Referral Services shall mean the lesser of:

            1.    The amount of the negotiated charges; or

            2.    The amount of the Reasonable and Customary charges;

            but in any event Referral Services, to the extent they are Eligible Hospital Services, shall be limited to an average of $2,000 per day of each period of continuous hospital confinement. Operating room charges are excluded from the calculation of the average daily limit.

      M. "Service Area" shall mean the service area defined in the Membership Service Agreements."

                                   ARTICLE II

                             Schedule of Reinsurance

A.    The Effective Date for this Reinsurance Agreement shall be January 1,1999.

B. The monthly premium for the Reinsurance Coverage defined in paragraph C. below shall be $2.01 per Member.

C. The Reinsurance Coverage to be provided under this Reinsurance Agreement shall be defined as follows:

      1. For Eligible Hospital Services, the Deductible amount for such Reinsurance Coverage shall be $100,000 of the Loss for each Member for each Contract Year. For Eligible Medical Services, the Deductible amount for such Reinsurance Coverage shall be $20,000 of the Loss for each Member for each Contract Year. Once the Deductible has been satisfied, Preferred Life shall indemnify the Plan for:

            a. The excess Loss for Eligible Hospital Services in that Contract Year for any Member who is under one year of age at the start of the Contract Year shall be reimbursed as follows:

                  1) 90% if services are performed in a "per diem" or approved fixed procedural fee hospital.

                  2)    85% if services are performed on an outpatient basis.

                  3)    70% if services are performed in any other hospital.

            b. The excess Loss for Eligible Hospital Services in that Contract Year for any Member who is one year of age or over at the start of the Contract Year shall be reimbursed as follows:

                  1) 90% if services are performed in a "per diem" or approved fixed procedural fee hospital.

                  2)    80% if services are performed on an outpatient basis.

                  3)    80% if services are performed in any other hospital.

            c. The excess Loss for Eligible Hospital Services in that Contract Year for expenses related to organ and bone marrow transplant therapy shall be reimbursed as follows:

                  1) 90% if services are performed in a LifeTrac facility with a Prior Approved Transplant Reimbursement Schedule for that confinement.

                  2) 80% if services are performed in a hospital with a Prior Approved Transplant Reimbursement Schedule for that confinement.

                  3)    50% if services are performed in any other hospital."

                  4) 50% for organ and bone marrow Retransplantation Services performed in any hospital. Retransplantation Services shall mean retransplantation of the same organ/bone tissue type performed within one year of the date of the initial transplant procedure.

                  The acquisition cost of the "live" organ is not included as a benefit in this Reinsurance Agreement for any organ transplant procedure.

            d. 90% of the excess Loss for Eligible Medical Services in that Contract Year paid by the Plan to a provider.

            e. In the event an excess Loss could be indemnified under more than one of the above subsections, the subsection providing the least indemnity shall apply.

            f. Except for the hospitals listed in Exhibit I, expenses incurred at hospitals having "per diem" arrangements with the Plan shall be reimbursed on the basis of the contracted hospital's actual charges to the Member or Plan, but in an amount which does not exceed the "per diem" rate. For the hospitals listed in Exhibit I, eligible charges shall be limited to the amounts stated, including any outlier or stoploss provisions, if specifically listed.

                  Hospitals with outlier or stoploss provisions in which "per diem" revert to a discount off actual charges or fee-for services charges shall not be considered "per diem" hospitals once the outlier or stoploss threshold is reached.

            h. Notwithstanding the above, the maximum reinsurance indemnity payable under this Reinsurance Agreement for Eligible Hospital Services and Eligible Medical Services for each Member shall be $2,000,000.

D. Loss incurred by the Plan during the last thirty-one (31) days of a Contract Year for which no benefits were payable under this Reinsurance Agreement because such Loss was applied to the Deductible for that Contract Year shall be applied toward the Deductible for the succeeding Contract Year. Benefits for carry-forward Losses shall be subject to the maximums established in Article I, Sections E and L.

E. The preceding Schedule of Reinsurance is subject to the Limitations as defined in Article VIII.

                                  ARTICLE III

                                 Premium Payment

A. The amount of premiums to be paid by the Plan to Preferred Life for Reinsurance Coverage under this Reinsurance Agreement is set forth in
      Article II herein.

B. Premiums shall be payable monthly and shall be based on the number of Members enrolled and eligible to receive Eligible Hospital Services and Eligible Medical Services during the month.

C. Premiums shall be due on the first day of the month for which Reinsurance Coverage is provided and are payable to Preferred Life at its office in New York, New York.

D. A grace period not to exceed one month shall be granted to the Plan for the payment of every premium due.

E. If any premium is not paid before the expiration of the grace period, this Reinsurance Agreement shall automatically terminate as of the expiration of the period for which premium has been paid.

F. The premium payment by the Plan to Preferred Life shall be accompanied by a statement signed by an authorized Plan official in which the number of enrolled and eligible Members for that month is given.

G. Preferred Life shall have the right to change the premium at the end of the first Contract Year of this Reinsurance Agreement and at any time thereafter, provided this Reinsurance Agreement has not had the premium changed within the preceding twelve (12) months and further provided that at least thirty-one (31) days written notice has been given by Preferred Life to the Plan. The Plan must give Preferred Life thirty-one (31) days advance written notice of any change in coverage. Upon notice of such change of coverage. Preferred Life may elect to exclude the modification of coverage from Reinsurance Coverage or charge additional premium therefore. Preferred Life shall not be liable for any modification of coverage of the Reinsured Policy in the event that the Plan fails to properly notify Preferred Life. Any change in premium that is solely the result of a change in coverage shall not be considered a change in premium requiring the twelve (12) month period of time before another change in premium can be made.

                                   ARTICLE IV

                       Notice of Claims and Reimbursement

A. The Plan shall give Preferred Life timely written notice of any claim or potential claim. The Plan shall use its best efforts to give Preferred Life notice of claim or potential claim within thirty-one (31) days from the date on which the claim or potential claim is incurred.

B. Preferred Life shall furnish the Plan with a supply of claim forms to be used in filing a claim.

C. The Plan shall file completed proof of Loss by sending to Preferred Life the information requested on the claim form, along with copies of the various bills and itemized expenses involved.

D. In accordance with the terms and conditions of this Reinsurance Agreement, Preferred Life shall make payment to the Plan within thirty (30) days of Preferred Life's receipt of complete written proof of such Loss, subject to E. below.

E. Preferred Life shall not be liable with regard to any Loss for which it has not received written notice within the twelve (12) months after the end of the Contract Year in which the Loss was incurred., except in the case of insolvency, as defined in Article VII.

                                   ARTICLE V

                           Reports, Records and Audits

A. The Plan shall submit a monthly report to Preferred Life listing the names and amounts for those Members who have received Eligible Hospital Services and Eligible Medical Services during the Contract Year which exceed seventy-five (75) percent of the per Member Deductible as set forth in
      Article II.

B. The Plan shall report to Preferred Life any changes of a material nature in its Membership Service Agreements. Such report shall be sent to Preferred Life at least thirty-one (31) days before the Effective Date of the change so that Preferred Life may evaluate the need for any changes in this Reinsurance Agreement.

C. The Plan shall report to Preferred Life any investigation or request for information of a material nature by a State Insurance Department regarding the conduct of the Plan. Such report must be provided in writing by the Plan to Preferred Life within thirty-one (31) days following the date the Plan receives notice, written or otherwise, of such investigation or request from the State Insurance Department.

D. The Plan shall keep a record of the monthly enrollment of Members covered by its Membership Service Agreements and the Eligible Hospital Services and Eligible Medical Services received by each Member while covered under this Reinsurance Agreement. Such record shall be kept during the time this Reinsurance Agreement is in effect and for a one (1) year period after its termination date.

E. The Plan's books and records, to the extent permitted by law, shall be made available to Preferred Life for inspection and audit at any time during normal business hours during the time this Reinsurance Agreement is in effect and for a one (1) year period after its termination date.

F. All information disclosed to Preferred Life by the Plan or to the Plan by Preferred Life, either in the course of conducting negotiations or as the result of complying with the terms and conditions of this Reinsurance Agreement, shall be considered to be privileged and confidential information by both the Plan and Preferred Life.

G. The submission of this Reinsurance Agreement to any Department of Insurance or any State or Federal agency shall not be considered a violation of F above."

                                   ARTICLE VI

                                   Arbitration

A. In the event of any dispute or difference of opinion arising out of this Agreement which cannot be amicably resolved by the Plan and Preferred Life, the Plan and Preferred Life agree that such dispute or difference of opinion shall be submitted to and settled by arbitration.

B. Except as otherwise provided herein, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA" and the "AAA's Rules") which shall be in effect on the date of delivery of demand for arbitration. In the event that the AAA's Rules conflict with any provisions of this Article, this Article shall govern.

C. The party that determines that a dispute should be resolved by arbitration (the "Initiating Party") shall give written notice to the other party (the "Responding Party") of its desire to compel arbitration, which notice shall contain a statement setting forth the nature of the dispute, the amount involved, if any, and the remedy sought.

D. The arbitration tribunal shall consist of three arbitrators who must be disinterested parties, unaffiliated with the Plan or Preferred Life. The Plan shall appoint one arbitrator, and Preferred Life shall appoint one arbitrator. The third arbitrator shall be appointed by the previous two
      (2) arbitrators. If the two previous arbitrators cannot agree on a third arbitrator, then the third arbitrator shall be appointed by AAA.

E.    If either party refuses or neglects to appoint an arbitrator  within sixty
      (60) days after receipt of written notice from the other party requesting it to do so, the requesting party shall instruct AAA to appoint a neutral second arbitrator. The two appointed arbitrators can then appoint the third.

F. For the purposes of arbitration, this Reinsurance Agreement shall be considered an honorable engagement rather than a mere legal obligation, and the arbitrators are not bound by judicial formalities or strict rule of law in interpreting this Reinsurance Agreement.

G. The decision of a majority of the arbitrators shall be final and binding on both the Plan and Preferred Life.

H. The expense of arbitration shall be divided between the Plan and Preferred Life based on a decision made by the arbitrators.

I. Any such arbitration shall take place in New York, unless some other location is mutually agreed upon.

J. The laws of New York shall govern the arbitration process in the event they conflict with A through I above."

                                  ARTICLE VII

                       Insolvency/Cessation of Operations

A. In the event that Preferred Life should become insolvent, this Reinsurance Agreement shall automatically terminate on the date of Preferred Life's insolvency.

B. In the event that the Plan shall become insolvent, this Reinsurance Agreement shall automatically terminate on the date of the Plan's insolvency. All Reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of the Plan, without diminution due to the insolvency of the Plan.

C. For purposes of this Reinsurance Agreement, "insolvent" or "insolvency" shall mean that both of the following conditions occur:

      1. A final determination is made by a court of competent jurisdiction that the Plan or Preferred Life is insolvent; and

      2.    All operations of the Plan or Preferred Life cease.

            The date of insolvency shall be determined as the date which the court declares the Plan or Preferred Life insolvent or the date on which the Plan or Preferred Life has ceased operations, whichever date is later in time.

            Operations of the Plan will not be considered ceased so long as the Plan is in control of a Receiver (which, as used herein, includes a court or state appointed supervisor, receiver, or rehabilitator) until the date the Receiver stops paying for future services, publicly declares its intention to not make payment for future services, and orders Plan providers to stop rendering services on behalf of the Plan other than those services for the remaining term for which providers have previously been paid.

D. In the event the Plan should cease operations and become insolvent, as defined above, during the term of this Reinsurance Agreement, it is further agreed the following would apply:

      1. The liquidator, receiver, or statutory successor of the Plan shall give written notice to Preferred Life of the pendency of any claim affecting this Reinsurance Agreement within a reasonable time after such a claim is filed. During the pendency of such claim, Preferred Life may investigate at its own expense such claim and interpose in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Plan or to its liquidator, receiver, or statutory successor; and

      2. The expense thus incurred by Preferred Life shall be chargeable, subject to court approval, against the Plan or its successors as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Plan solely as a result of the defense undertaken by Preferred Life.

E. Notice of the Plan's or Preferred Life's date of insolvency or date of cessation of operations shall be communicated to the other party at the earliest possible point in time.

                                  ARTICLE VIII

                       Limitations of Reinsurance Coverage

A. Preferred Life's reimbursement of claims to the Plan shall not exceed, in any event, the limits of coverage stated in Article II.

B. The Plan is solely responsible for providing all services to its Members, for compensation of all liability to its Members, and for payment of all expenses to its Members.

C. Preferred Life shall have no responsibility or obligation to provide any services or payment to any Member of the Plan, directly or indirectly.

D. To the extent the Plan receives or will receive any payment or receives a reduction in its liability by reason of a Coordination of Benefits provision in the Plan's Membership Service Agreement or by any right of subrogation, Preferred Life shall only indemnify the Plan in respect of any excess beyond the amount of COB or subrogation amounts received or applied currently or in the future as reductions in its liability.

E. Preferred Life shall not reimburse the Plan for amounts incurred for skilled nursing or rehabilitative services (including, but not limited to treatments for motor function or mobility, physical therapy or psychotherapies), unless such services are provided concurrent with and incidental to Acute Care Services.

F. Preferred Life shall not be liable to the Plan, and the Plan shall hold harmless and indemnify Preferred Life, for any of the following:

      1. Professional liability or liability for any act or omission, tortious or otherwise, in connection with any services rendered to any person or group of persons by the Plan or any group, entity, or person employed by or affiliated in any manner with the Plan;

      2. Liability assumed by the Plan in excess of Plan's Membership Service Agreements as identified in Article I of this Reinsurance Agreement, including liability under any contract other than Plan's Membership Service Agreements;

      3. Expenses or losses to which the Plan has released any persons or entity from its legal liability;

      4. Liabilities which are non-pecuniary in nature (not having a monetary value);

      5.    Liabilities,   expenses,   or  losses   which  are  based  upon  any
            noncompliance or violation of any Federal or State statute, rule, or regulation by the Plan;

      6. Additional expenses or losses resulting from those services which are billed in excess of the usual and customary charges for the locality where same were administered;

      7. Losses which are paid or payable to Plan Members who are enrolled in Part A and/or Part B of Title XVIII of the Social Security Act of 1965 and any Amendments to it;

      8. Any expenses to the extent the Plan receives a reduction in charges because of a Coordination of Benefits provision in the Plan's Membership Service Agreements or any right of subrogation;

      9.    Any liability due to war or act of war;

      10. Any liability for replacement of equipment, furniture, or supplies which are not Eligible Hospital Services or Eligible Medical Services.

      11. Any liability for any property damage expenses resulting from negligence by any party which causes a failure of any equipment used in the treatment of a Member.

                                   ARTICLE IX

                    Effective Date, Duration and Termination

A.    This Reinsurance Agreement shall become effective on the date set forth in
      Article II.

B. This Reinsurance Agreement shall continue in effect from the Effective Date until it is terminated.

C. This Reinsurance Agreement shall automatically terminate for non-payment of premium by the Plan as set forth in Article III.

D. This Reinsurance Agreement shall automatically terminate on the date of Preferred Life's insolvency or cessation of operations or on the date of the Plan's insolvency or cessation of operations.

E.    This Reinsurance  Agreement can be terminated in accordance with paragraph
      A. of Article X.

F. Termination of this Reinsurance Agreement shall not terminate the rights or liabilities of either the Plan or Preferred Life arising during any period when this Reinsurance Agreement was in force, provided that nothing herein shall be construed to extend Preferred Life's liability for reimbursements under this Reinsurance Agreement for any Loss paid by the Plan which was incurred on or after the date of termination of this Reinsurance Agreement.

G. The Plan and Preferred Life shall each have the right to terminate this Reinsurance Agreement by giving the other party, and the State of New York Health and Insurance Departments, written notice of such intention to terminate at least thirty-one (31) days prior to the end of any Contract Year.

                                ENDORSEMENT NO. 2

Endorsement between Preferred Life Insurance Company of New York (hereinafter referred to as "Preferred Life") and MDNY Healthcare, Inc. (hereinafter referred to as "Plan") Policy No. 170555-036.

The following provision is hereby made a part of the Reinsurance Agreement between Preferred Life and Plan.

                   Out of Area Conversion Provision

         In the event that a Plan Member moves outside the Service Area of the Plan, such Member, without evidence of insurability, shall have the right of conversion for a period of thirty-one (31) days. The Conversion Coverage will be that which is customarily issued by Preferred Life at the then current rates and of the type available for conversion.

Except as herein stated, all terms and conditions of the Reinsurance Agreement remain unchanged.

The Effective Date of this Endorsement is January 1, 1999.

                                   MDNY HEALTHCARE, INC.

Dated:      4/8/99                 By: /s/
      -------------------             -----------------------------------------
                                   Title:    Chief Financial Officer

                                   PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

Dated:                             By:
      -------------------             -----------------------------------------

                                   Title:
                                         --------------------------------------